UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 7.01	Regulation FD Disclosure.

The executive officers of First Financial Bancorp intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the presentation regarding accounting and financial reporting matters related to acquired loans is attached hereto as Exhibit 99.1.

First Financial will host a conference call to discuss accounting and financial reporting matters related to the loan portfolios acquired as part of its 2009 FDIC-assisted transactions.  Topics to be covered include a summary of the initial accounting treatment applied on the acquisition date, subsequent and periodic revaluations and changes in portfolio credit quality, a discussion related to the recognition of revenue from the portfolios including form and timing, and the impact of FDIC indemnification.  This call will take place at 9:00 a.m. Eastern time on Friday, February 4, 2011.  The teleconference information follows:

Teleconference Information
Date:	Friday, February 4, 2011
Time:	9:00 a.m. Eastern Time
Teleconference Dial-In:	1-877-317-6789 (U.S. toll free)
(Passcode not required)	1-866-605-3852 (Canada toll free)
+1 412-317-6789 (International)
Please dial in five to ten minutes prior to the start of the call

Teleconference Replay:	1-877-344-7529 (U.S. toll free)
(Conf. number: 448045; available through February 21, 2011)	+1 412-317-0088 (International) The teleconference replay will be available one hour after the live call has ended.
Presentation:	www.bankatfirst.com/investor
(Available morning of call)

First Financial Bancorp does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d)	Exhibits:

99.1	First Financial Bancorp. Presentation regarding Accounting and Financial Reporting Matters Related to Acquired Loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  February 4, 2011

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Presentation regarding Accounting and Financial Reporting Matters Related to Acquired Loans.